Exhibit 2

NISSIN CO., LTD. (8571)
Monthly Data for June 2005
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

NIS Group’s Main Operating Assets

	(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Total assets for SMEs	113,421,127	114,171,141	116,051,175
* Assets for SMEs are the sum of the assets below less total loans to consumers, purchased loans receivable, and real estate for sale.

	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Total number of accounts	82,614	82,405	82,319
Total loans to business owners	42,369	42,349	42,369
Small business owner loans	24,287	24,122	24,049
Business Timely loans	17,574	17,720	17,819
Secured loans	389	401	408
Notes receivable	119	106	93
Total loans to consumers	40,245	40,056	39,950
Wide loans	31,118	30,790	30,506
Consumer loans	9,127	9,266	9,444

										(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Total loans receivable	149,248,323	148,778,547	149,815,421
Total loans to business owners	99,327,854	99,541,254	101,047,419
Small business owner loans	58,702,429	57,800,699	58,242,833
Business Timely loans	21,274,655	22,044,701	22,783,347
Secured loans	19,121,781	19,496,882	19,854,550
Notes receivable	228,988	198,970	166,687
Total loans to consumers	49,920,468	49,237,293	48,768,002
Wide loans	47,063,603	46,335,153	45,807,888
Consumer loans	2,856,865	2,902,140	2,960,114
* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

										(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Assets held for leases and installment loans	6,184,274	6,369,964	6,528,756
* Assets held for leases and installment loans are mainly assets of NIS Lease Co., Ltd.
* Installment loans represent the amounts of total installment loans less the amounts of unrealized revenue from installment loans.

										(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Purchased loans receivable and real estate for sale	16,586,692	16,357,690	16,220,129
* Purchased loans receivable and real estate for sale are mainly assets of Nissin Servicer Co., Ltd. and NIS Property Co., Ltd.

										(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Guaranteed loans outstanding	7,908,000	8,259,000	8,475,000
Sanyo Club	4,393,000	4,606,000	4,802,000
Shinsei Business Finance	3,063,000	3,024,000	3,023,000
Chuo Mitsui Finance Service	95,000	166,000	145,000
Accounts receivable guaranteed	356,000	462,000	504,000
* Amounts for guaranteed loans outstanding include accrued interest and are rounded down to the nearest million yen.

Trend in Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Total
Small business owner loans
Applications	1,216	1,289	1,617										4,122
Approvals	404	309	414										1,127
Approval ratio	33.22%	23.97%	25.60%										27.34%
Business Timely loans
Applications	2,241	2,530	2,434										7,205
Approvals	1,673	2,142	1,855										5,670
Approval ratio	74.65%	84.66%	76.21%										78.70%
Secured loans
Applications	65	67	116										248
Approvals	23	25	38										86
Approval ratio	35.38%	37.31%	32.76%										34.68%
Notes receivable
Applications	50	21	39										110
Approvals	34	21	23										78
Approval ratio	68.00%	100.00%	58.97%										70.91%
Wide loans
Applications	6,536	7,395	6,930										20,861
Approvals	380	278	340										998
Approval ratio	5.81%	3.76%	4.91%										4.78%
Consumer loans
Applications	2,519	3,014	2,861										8,394
Approvals	502	494	552										1,548
Approval ratio	19.93%	16.39%	19.29%										18.44%
*1 The figures include applications and approvals through tie-up companies. Additionally, the definition of “Applications” has been altered with the introduction of new systems since April 2005 and are displayed as the number of accepted applications at loan offices.
*2 The number of approvals of Business Timely and consumer loans includes the number of approved cardholders, which includes credit lines with zero balances.

Newly Contracted Accounts and Loan Amounts by Application Channel
June 2004

	Small business		Business Timely				(amount in thousands of yen)
	owner loans		loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	83	386,530	216	163,080	0	0	0	0	0	0	138	38,740	437	588,350
Other	429	2,868,230	189	149,299	19	1,745,600	25	51,604	436	1,112,430	386	105,163	1,484	6,032,327

Total	512	3,254,760	405	312,379	19	1,745,600	25	51,604	436	1,112,430	524	143,903	1,921	6,620,677

June 2005

	Small business		Business Timely				(amount in thousands of yen)
	owner loans		loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	67	366,800	253	282,717	0	0	1	472	0	0	39	11,160	360	661,150
Other	267	2,626,000	379	492,309	21	3,758,500	6	4,686	329	966,700	295	81,783	1,297	7,929,978

Total	334	2,992,800	632	775,026	21	3,758,500	7	5,158	329	966,700	334	92,943	1,657	8,591,128

* “OEM channels” represent referrals from Sanyo Club, Shinsei Business Finance, Gulliver International, USEN and Chuo Mitsui Finance Service.
Month-End Number of Accounts and Balance of Loans Receivable by Application Channel
As of June 30, 2004

	Small business		Business Timely				(amount in thousands of yen)
	owner loans		loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	967	3,049,106	2,094	2,173,803	5	28,777	0	0	8	17,836	1,034	319,999	4,108	5,589,523
Other	24,018	53,557,113	14,623	17,030,263	291	3,795,182	137	221,370	34,516	55,243,861	5,510	1,627,388	79,095	131,475,179

Total	24,985	56,606,219	16,717	19,204,066	296	3,823,960	137	221,370	34,524	55,261,698	6,544	1,947,388	83,203	137,064,703

As of June 30, 2005

	Small business		Business Timely				(amount in thousands of yen)
	owner loans		loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	1,739	5,644,632	4,915	7,182,803	9	114,562	4	6,369	8	16,368	1,283	398,228	7,958	13,362,965
Other	22,310	52,598,201	12,904	15,600,543	399	19,739,987	89	160,318	30,498	45,791,519	8,161	2,561,885	74,361	136,452,456

Total	24,049	58,242,833	17,819	22,783,347	408	19,854,550	93	166,687	30,506	45,807,888	9,444	2,960,114	82,319	149,815,421

* Balance of loans receivable includes bankrupt loans and others.
* “OEM channels” represent referrals from Sanyo Club, Shinsei Business Finance, Gulliver International, USEN and Chuo Mitsui Finance Service.

Delinquent Loans by Default Days as of June 30, 2003, 2004 and 2005
June 30, 2003

		(amount in thousands of yen)
	44-66days		67-96days		97days or				Loans
	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	489,077	0.89	384,333	0.70	1,367,720	2.48	2,241,130	4.06	55,168,041
Business Timely loans	172,143	0.98	133,574	0.76	219,901	1.26	525,619	3.01	17,480,606
Secured loans	4,785	0.32	24,405	1.62	207,257	13.74	236,448	15.68	1,508,342
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	11,045
Wide loans	560,834	0.88	465,211	0.73	1,270,523	1.99	2,296,568	3.60	63,709,664
Consumer loans	608,200	1.52	358,503	0.90	550,627	1.38	1,517,332	3.80	39,889,333

Total	1,835,040	1.03	1,366,028	0.77	3,616,029	2.03	6,817,099	3.83	177,767,034

June 30, 2004

		(amount in thousands of yen)
	44-66days		67-96days		97days or				Loans
	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	508,901	0.90	504,019	0.89	2,046,269	3.61	3,059,190	5.40	56,606,219
Business Timely loans	200,732	1.05	157,156	0.82	284,302	1.48	642,191	3.34	19,204,066
Secured loans	2,683	0.07	25,251	0.66	85,426	2.23	113,360	2.96	3,823,960
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	221,370
Wide loans	499,276	0.90	429,429	0.78	1,659,934	3.00	2,588,641	4.68	55,261,698
Consumer loans	25,979	1.33	21,737	1.12	57,798	2.97	105,516	5.42	1,947,388

Total	1,237,574	0.90	1,137,594	0.83	4,133,731	3.02	6,508,900	4.75	137,064,703

June 30, 2005

		(amount in thousands of yen)
	44-66days		67-96days		97days or				Loans
	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	543,823	0.93	365,674	0.63	2,282,988	3.92	3,192,486	5.48	58,242,833
Business Timely loans	216,605	0.95	147,380	0.65	239,122	1.05	603,108	2.65	22,783,347
Secured loans	74,179	0.37	7,795	0.04	464,281	2.34	546,256	2.75	19,854,550
Notes receivable	0	0.00	2,320	1.39	15,058	9.03	17,378	10.43	166,687
Wide loans	365,649	0.80	258,101	0.56	1,390,560	3.04	2,014,311	4.40	45,807,888
Consumer loans	40,743	1.38	36,793	1.24	58,197	1.97	135,734	4.59	2,960,114

Total	1,241,001	0.83	818,064	0.55	4,450,208	2.97	6,509,275	4.34	149,815,421

* Balance of loans receivable includes bankrupt loans and others.

Month-End Breakdown of Borrowings and Borrowing Rates
Breakdown of borrowings by lender

		(amount in millions of yen)
	June 30, 2004		June 30, 2005		March 31, 2005
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Indirect	85,625	69.88%	92,957	70.14%	100,855	75.00%
Bank	62,482	50.99%	78,047	58.89%	84,609	62.92%
Non-life insurance companies	2,162	1.76%	1,470	1.11%	1,716	1.28%
Other financial institutions	20,982	17.12%	13,440	10.14%	14,528	10.80%
Direct	36,901	30.12%	39,574	29.86%	33,614	25.00%

Total	122,527	100.00%	132,532	100.00%	134,469	100.00%

Borrowings by maturity

		(amount in millions of yen)
	June 30, 2004		June 30, 2005		March 31, 2005
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Short-term loan	5,700	4.65%	9,018	7.08%	10,917	8.12%
Long-term loan	116,827	95.35%	123,513	92.92%	123,552	91.88%
Long-term loan within 1 year	57,802	47.18%	51,672	40.56%	53,874	40.06%
Long-term loan over 1 year	59,024	48.17%	71,841	52.36%	69,678	51.82%

Total	122,527	100.00%	132,532	100.00%	134,469	100.00%

Borrowing rates

			(%)
	June 30, 2004	June 30, 2005	March 31, 2005
Indirect	2.28	1.92	1.97
Bank	2.21	1.85	1.89
Non-life insurance companies	2.61	2.36	2.35
Other financial institutions	2.45	2.26	2.38
Direct	1.82	1.28	1.30

Total	2.14	1.73	1.80

List of Investment Securities

			As of June 30, 2005
							(amount: Yen)
Listed Companies	Code	# of Shares	Price/Share	Beg. Book Value	6/30 Price	Carrying Value	Difference
For-side.com Co., Ltd.	2330	50,000	6,091	304,580,000	70,100	3,505,000,000	3,200,420,000
MOC Corp.	2363	800	165,000	132,000,000	397,000	317,600,000	185,600,000
Tenpos Busters Co., Ltd.	2751	496	136,742	67,824,245	165,000	81,840,000	14,015,755
Tenpo Ryutsuu Net Inc. (formerly, Future Create.)	3351	6,500	16,724	108,706,897	394,000	2,561,000,000	2,452,293,103
Risk Monster Co., Ltd.	3768	500	250,000	125,000,000	1,430,000	715,000,000	590,000,000
Cyber Communications Inc.	4788	500	102,532	51,266,250	220,000	110,000,000	58,733,750
Axell Corp.	6730	600	41,666	25,000,000	491,000	294,600,000	269,600,000
Gulliver International Co., Ltd.	7599	10,000	5,530	55,306,639	15,440	154,400,000	99,093,361
Fujitsu Business Systems Ltd.	8092	17,300	1,401	24,237,300	1,675	28,977,500	4,740,200
Kosugi Sangyo Co., Ltd.	8146	700,000	85	59,500,000	268	187,600,000	128,100,000
Shinsei Bank Ltd.	8303	100,000	739	73,939,500	598	59,800,000	-14,139,500
Tokushima Bank Ltd.	8561	122,971	592	72,895,869	938	115,346,798	42,450,929
H.S. Securities Co., Ltd.	8699	30,000	1,500	45,000,000	1,839	55,170,000	10,170,000
IDU Co.	8922	5,200	198,758	1,033,544,000	175,000	910,000,000	-123,544,000
Tosei Fudosan Co., Ltd.	8923	1,500	82,176	123,264,000	80,400	120,600,000	-2,664,000
Xinhua Finance Ltd.	9399	7,041	158,073	1,112,999,989	278,000	1,957,402,170	844,402,181
Venture Link Co., Ltd.*	9609	12,285,400	200	2,457,080,000	235	2,887,069,000	429,989,000
PHI Co., Ltd.* (currently, Transdigital Co., Ltd.)	9712	1,945,000	173	336,485,000	514	999,730,000	663,245,000

Subtotal				6,208,629,689		15,061,135,468	8,852,505,779

* NIS Lease Co., Ltd. holds all shares of Venture Link Co., Ltd. and NIS Securities Co. Ltd. holds large portion of shares of PHI Co., Ltd.

Non-listed Companies and Others	Beg. Book Value	Share Price	Carrying Value	Difference
78 companies	5,981,450,830	—	5,981,450,830	0
* Deemed securities are included.

Total	12,190,080,519		21,042,586,298	8,852,505,779

Subsidiaries and Affiliates

			(amount: Yen)
Subsidiaries and Affiliates	Code	# of Shares	Price/Share	Beg. Book Value	Share Price	Carrying Value	Difference
Nissin Servicer Co., Ltd.	8426	200,000	2,500	500,000,000	152,000	30,400,000,000	29,900,000,000
NIS Lease Co., Ltd.		18,000	50,000	900,000,000	50,000	900,000,000	0
NIS Property Co., Ltd.		2,200	50,000	110,000,000	50,000	110,000,000	0
Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd.*		—	—	1,050,151,000	—	1,050,151,000	0
NIS Real Estate Co., Ltd.		570	50,000	28,500,000	50,000	28,500,000	0
NIS Trading Co., Ltd.		2,700	10,000	27,000,000	10,000	27,000,000	0
Nissin Insurance Co., Ltd.		200	50,000	10,000,000	50,000	10,000,000	0
Webcashing.com Co., Ltd.		2,280	141,667	323,000,000	141,667	323,000,000	0
Shinsei Business Finance Co., Ltd.		500,000	500	250,000,000	500	250,000,000	0
Chuo Mitsui Finance Service Co., Ltd.		3,000	50,000	150,000,000	50,000	150,000,000	0
NIS Securities Co., Ltd.		7,036,050	542	3,810,767,000	542	3,810,767,000	0

Total				7,159,418,000		37,059,418,000	29,900,000,000

* Beginning book value (US$10,000,000) of Matsuyama Nissin Investment & Consulting (Shanghai) is converted into yen.